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                                                                    EXHIBIT 23.1

                                CONDUCTUS, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 for the registration of 1,150,000 shares of Common Stock of our reports dated February 9, 1996, except as to note 10 for which the date is March 8, 1996, on our audits of the financial statements and financial statement schedule of Conductus, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
May 14, 1996